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                                                                   Exhibit 99.P2

                                 CODE OF ETHICS

                                  AS ADOPTED BY

                         AQUARIUS FUND DISTRIBUTORS, LLC
                                ADVISORONE FUNDS
                            CLS INVESTMENT FIRM, LLC

          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISER'S ACT OF 1940

I.     INTRODUCTION

       This Code of Ethics (the "Code") has been adopted by the AdvisorOne Funds (the "Trust"), CLS Investment Firm, LLC (the "Adviser") and Aquarius Fund Distributors, LLC ("the Distributor") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act") and with Rule 204A-1 of the Investment Adviser's Act of 1940, as amended (the "Adviser's Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust or the Adviser and to deal with other types of conflict of interest situations to which the Rule 17j-1 and Rule 204A-1 are addressed.

       The specific provisions and reporting requirements this Code are concerned primarily with those investment activities of Access Persons, defined below, who are associated with the Trust, Adviser or Distributor and who thus may benefit from or interfere with the purchase or sale of portfolio Securities by the Trust, the Adviser or client accounts managed and/or advised by the Adviser ("Client Accounts"); however, the Act, the Adviser's Act and this Code apply to all Supervised Persons, defined below of the Trust, the Adviser and the Distributor. This Code requires Supervised Persons to comply with all applicable securities laws and carry out their duties with integrity. All recipients of this Code are hereby directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein.

       Supervised Persons should be aware that in response to any violations, the Trust, the Adviser and the Distributor will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Supervised Person. Technical compliance with the Code's procedures will not automatically insulate trades from scrutiny that show a pattern of abuse of an individual's fiduciary duties to the Trust or to Client Accounts. Access Persons must not take inappropriate advantage of their positions and the access to information concerning the investments or investment intentions of the Trust or Client Accounts, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust or to the interests of Client Accounts.

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II.    PURPOSE

       Rule 17j-1 and Rule 204A-1 make it unlawful for Supervised Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by an investment company or an investment adviser. Accordingly, under the Act, the Adviser's Act and this Code, no Supervised Persons shall use any information, or his or her ability to influence, concerning the investments or investment intentions of the Trust, the Adviser or its clients, for personal gain or in a manner detrimental to the interests of the Trust or the Client Accounts.

       In addition, no Supervised Person shall, directly or indirectly in connection with the purchase or sale of a "Security Held or to be Acquired" by the Trust or Client Accounts:

       A.   employ any device, scheme or artifice to defraud;

       B. make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

       C. engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

       D.   engage in any manipulative practice.

       This Code acknowledges the general principles that Supervised Persons:
(1) owe a fiduciary obligation to the Trust and to Client Accounts; (2) have the duty at all times to place the interests of the Trust, their respective shareholders and Client Accounts first; (3) must conduct all personal Securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility; (4) should not take inappropriate advantage of their positions in relation to the Trust or Client Accounts; (5) must comply with the Federal Securities Laws; and
(6) must safeguard nonpublic information about the Trust and Client Accounts and their Securities, instructions and interests.

       Each Supervised Person be provided a copy of this Code, and any subsequent amendments, and must acknowledge receipt of this Code in writing on FORM A attached hereto and promptly return the signed FORM A to the Chief Compliance Officer. At least annually thereafter, each Supervised Person must sign a new FORM A certifying their compliance with the Code.

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III.   DEFINITIONS

       A. "Trust" means the AdvisorOne Funds. Any reference herein to the Trust will also be deemed a reference to any Fund, unless there is a specification to the contrary.

       B. "Fund" means each of the series of the Trust, and all the series that will become a part of the Trust's complex. Any reference herein to the Fund will be deemed a reference to the Trust, unless there is a specification to the contrary.

       C. "Adviser" means CLS Investment Firm, LLC, or the other applicable advisers to Funds within the Trust.

       D. "Access Person," means (1) any director, officer, general partner or Advisory Person of the Trust or the Adviser; (2) any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund or a Client Account, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund or a Client Account regarding the purchase or sale of Securities; and
   (3) any Supervised Person who has access to nonpublic information regarding the purchase or sale of Securities of any Client Account, or nonpublic information regarding the portfolio holdings of any Reportable Fund, or who is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic.

       E. "Advisory Person" means (1) any director, officer, general partner or employee of the Trust or the Adviser, or of any company in a Control relationship to the Trust or the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Reportable Security by the Trust or a Client Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (2) any natural person in a Control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust or the Adviser with regard to the purchase or sale of a Reportable Security.

       F. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

       G. "Distributor" means Aquarius Fund Distributors, LLC, a firm that is an affiliate of the Adviser.

       H. "Independent Trustee" is anyone who sits on the Board of Trustees of the Trust and who has no relationship with the Trust other than that of Trustee, and who

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   is not otherwise classifiable as an Access Person or an Advisory Person; and
   who is not an "interested person" of the Trust within the meaning of
   Section 2(a)(19) of the Act.

       I. "Investment Personnel" means (1) any employee of the Trust or the Adviser (or of any company in a Control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund or Client Accounts, and (2) any natural person who Controls the Trust or the Adviser and who obtains information concerning recommendations made to a Fund or Client Accounts regarding the purchase or sale of Securities by the Fund or Client Accounts.

       J. A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person considers making such a recommendation or when there is any outstanding order to purchase or sell that Security.

       K. "Control" means the power to exercise a controlling influence over the management or policies of the Trust, the Adviser or the Distributor. See
   Section 2(a)(9) of the Act.

       L. "Beneficial Ownership" means ownership of Securities or Securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the person or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage, or otherwise, who either resides with, is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by that person, such as a "significant other."

       M. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. See Section 202(a)(18) of the Adviser's Act.

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       N.   "Reportable Security" shall have the same meaning as Security, except that it shall not include:

                 i. direct obligations of the Government of the United States;

                ii. bankers' acceptances, bank certificates of deposit,
                    commercial paper and high quality short-term debt instruments, including repurchase agreements;

               iii. shares issued by open-end investment companies other than
                    Reportable Funds; and

                iv. shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds

       O. "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

       P. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to
   Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act of 1933, as amended.

       Q. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

       R. "Reportable Fund" means any fund for which Adviser serves as investment adviser as defined in section 2(a)(20) of the Act, or any fund whose investment adviser or principal underwriter Controls or is under common Control with the Adviser.

       S. "Security Held or to be Acquired" means any Reportable Security which, within the most recent 15 days, (1) is being or has been held by the Fund or Client Accounts, (2) is being or has been considered by the Fund, Client Accounts or the Adviser for purchase by the Fund or Client Accounts, or (3) any option to purchase or sell, and any Security convertible into or exchangeable for, a Reportable Security that is being or has been held by the Fund or Client Accounts or is being or has been considered by the Fund, Client Accounts or the Adviser for purchase by the Fund or Client Accounts.

       T. "Supervised Persons" shall mean, with respect to the Trust, the Adviser or the Distributor, (i) all officers, partners, directors or those individuals performing

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   similar functions; (ii) all employees; (iii) any other person subject to the supervision and control of the Trust, Adviser or Distributor.

       U. "Chief Compliance Officer" shall mean, with respect to the Trust, the Adviser or the Distributor, the person appointed by the Trustees of the Trust, the board of the Adviser or the board of the Distributor, as the case may be, to administer the Code and shall include other person(s) designated by the Chief Compliance Officer to administer the Code.

       V.   "Federal Securities Laws" shall have the meaning set forth in
   Section 204A-1 of the Adviser's Act which includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

IV.    COMPLIANCE PROCEDURES

       A.   General Prohibition:

       No Access Person shall purchase or sell directly or indirectly, any Reportable Security in which he or she has, or by reason of such transaction acquires, any Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale;

          (a) is being considered for purchase or sale by a Fund or Client Accounts, or

          (b)  is being purchased or sold by a Fund or Client Accounts.

       B.   Conflicts of Interest:

       Each Access Person has the duty to disclose to the Trust, the Adviser and the Distributor, as the case may be, any interest whatsoever that he or she may have in any firm, corporation or business unit with which he or she is called upon to deal as part of his or her assigned duties with the Trust, the Adviser or the Distributor, or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Trust, the Adviser or the Distributor may take such action concerning the conflict as deemed appropriate by their legal advisors.

   Use FORM D attached hereto to disclose any conflicts of interest.

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       C.   Gifts:

       Access Persons may not accept any fee, commission, gift, or services, other than de minimis gifts, from any persons or entities doing business with or on behalf of the Trust or Client Accounts.

       D.   Service as a Board Member:

       No Investment Personnel may serve on the board of a publicly traded company unless prior authorization is obtained from the Chief Compliance Officer based on a determination that (1) the business of such company does not conflict with the interests of the Trust, (2) service would be consistent with the best interests of the Trust and its shareholders, and (3) service is not prohibited by law. If such service is authorized, procedures will then be put in place to isolate such Investment Personnel serving as directors of outside entities from those making investment decisions on behalf of the Trust. Advanced notice should be given so that the Trust or the Adviser may take such action concerning the conflict as deemed appropriate by the Chief Compliance Officer.

   Use FORM D attached hereto to disclose any intent to serve as a board member of a publicly traded company.

       E.   Initial Public Offerings:

       Access Persons must obtain prior approval from the Chief Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any Securities in an Initial Public Offering or in a Limited Offering. Those Investment Personnel who have obtained prior approval and made an investment in an Initial Public Offering or a Limited Offering must disclose (on Form D) the investment to the Chief Compliance Officer when such Investment Personnel play a part in any subsequent consideration of an investment in any such issuer by a Fund. Under such circumstances, the Fund's decision to purchase Securities of the issuer of the Initial Public Offering or the Limited Offering must be subject to independent review by the Compliance Officer or Investment Personnel with no personal interest in the issuer.

       Use FORM D attached hereto for Initial Public Offering or Limited Offering disclosures.

       F.   Pre-clearance of Purchases or Sales by Investment Personnel:

       No Investment Personnel may execute a personal Reportable Securities transaction unless prior approval is obtained in writing from the Chief Compliance Officer. All approvals for pre-clearance are valid for 24 hours from the time of the approval unless otherwise indicated by the Chief Compliance Officer. No Investment Personnel may execute a personal Reportable Securities transaction within seven (7)

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calendar days before and after a Fund or Client Account trades in such
Reportable Security.

V.     SANCTIONS

       Each Supervised Person must promptly report any known violation of this Code to the Chief Compliance Officer. If the Chief Compliance Officer discovers that an Supervised Person has violated any provision of the Code, the Chief Compliance Officer may impose such sanctions as he or she deems appropriate, including, but not limited to, a letter of censure, suspension with or without pay, or termination of employment. Serious cases may be referred to law enforcement or regulatory authorities. Any violations shall be reported to the Trustees of the Trust at the next meeting of the Trustees occurring after the Chief Compliance Officer becomes aware of the violation.

       Any profits realized on personal transactions in violation of the Code must be disgorged in a manner directed by the Chief Compliance Officer.

VI.    REPORTING AND MONITORING

       A. The Chief Compliance Officer shall monitor the personal trading activity of all Access Persons pursuant to the procedures established under this Code. The forms (Forms A-D) attached hereto are designed to achieve this purpose.

       B. Each Access Person, except the Independent Trustees, shall submit to the Chief Compliance Officer:

         a. INITIAL HOLDINGS REPORT. No later than 10 days after the person becomes an Access Person, and the information must be current as of a date not more than 45 days prior to the date the person becomes an Access Person, the following information:

                 i. The title and type of Reportable Security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;

                ii. The name of any broker, dealer or bank with which the Access
                    Person maintains an account in which any Securities are held for the Access Person's direct or indirect benefit; and

               iii. The date the Access Person submits the report.

         b. ANNUAL HOLDINGS REPORT. At least once each 12-month period after the Initial Holdings Report is submitted, each Access Person must submit an Annual Holdings Report which must include the same information required on the Initial Holdings Report. Such information must be current

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            as of a date not more than 45 days prior to the date the report was submitted.

     Use FORM B attached hereto for the Initial Holdings Report and Annual Holdings Report.

         c. QUARTERLY TRANSACTION REPORT. Each Access Person must submit a transaction report no later than 30 days after the end of a calendar quarter, which report must cover all transactions during the quarter involving a Reportable Security in with the Access Person had any Beneficial Ownership. The report must include the following information:

                    1. The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of shares and the principal amount of each Reportable Security involved;

                    2. The nature of the transaction (i.e., purchase, sale or
                       any other type of acquisition or disposition);

                    3. The price of the Reportable Security at which the
                       transaction was effected;

                    4. The name of the broker, dealer or bank with or through
                       which the transaction was effected; and

                    5. The date that the Access Person submits the report.

               i. With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    1. The name of the broker, dealer or bank with whom the
                       Access Person established the account;

                    2. The date the account was established; and

                    3. The date that the report is submitted by the Access
                       Person.

     Use FORM C attached hereto for the Quarterly Transaction Report.

              ii. The following are EXCEPTIONS to filing of the Quarterly
                  Transaction Report:

                    1. An Independent Trustee need only file a Quarterly
                       Transaction Report if he or she, at the time of a transaction, knew, or in the ordinary course of fulfilling his or her

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                       official duties as a Trustee, should have known that
                       during the 15 day period immediately preceding or following the date of the transaction in a Reportable Security by the Independent Trustee the Reportable Security was purchased or sold by a Fund or was considered for purchase or sale by a Fund.

                    2. An Access Person need not make a Quarterly Transaction
                       Report under Section VI(B) if all of the information required in such report would duplicate information contained in broker trade confirmations or account statements received by the Trust, the Adviser or the Distributor with respect to the Access Person in the time period required by Section VI(B) if all of the information required by Section VI(B) is contained in the broker trade confirmations or account statements, or in the records of the Trust, Adviser or Distributor.

                    3. An Access Person need not make a Quarterly Transaction
                       Report with respect to transactions effected pursuant to an Automatic Investment Plan.

     C. Each Supervised Person shall complete an Annual Certification on the form attached as FORM A (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

     D. The Chief Compliance Officer shall prepare annually a written report for the Board of Trustees which (1) describes any issues arising under the Code since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code and sanctions imposed in response thereto and (2) certifies that the Trust, the Adviser and the Distributor have adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

     E. All reports furnished pursuant to this Code will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

VII. EXCEPTIONS FROM REPORTING REQUIREMENTS

The persons covered by this Code need not make a report hereunder with respect to the following:

     A. Purchases or sales affected in any account over which the Access Person has no direct or indirect influence or control.

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       B.   Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       C. Purchases or sales, which are non-volitional on the part of either the Access Person or the Trust or the Adviser.

VIII.  RECORDKEEPING

The Trust, the Adviser and the Distributor will maintain the following records at their principal place of business:

       A.   A copy of this Code in an easily accessible place;

       B. A record of any violation of the Code, and any action taken as a result of the violation, in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

       C. A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

       D. A record of all persons, currently or within the past five years, who are or were required to make reports as required by this Code, or who are or were responsible for reviewing these reports, in an easily accessible place;

       E. A copy of each report required by Section VI(E) of the Code for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place; and

       F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Securities under Section IV(E) of the Code for at least five years after the end of the fiscal year in which the approval is granted.

IX.    CONCLUSION

       Upon receipt of this Code, all Supervised Persons must read the Code and complete all relevant forms (attached hereto).

ADOPTED/REVISED: APRIL 1, 2005

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                             CODE OF ETHICS (FORM A)

                                  AS ADOPTED BY

                         AQUARIUS FUND DISTRIBUTORS, LLC
                                ADVISORONE FUNDS
                            CLS INVESTMENT FIRM, LLC

          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISER'S ACT OF 1940

                           WRITTEN ACKNOWLEDGEMENT AND
                ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE

     I, _________________________________, hereby certify that I have received the Code of Ethics (the "Code") adopted and/or revised as of April 1, 2005 pursuant to Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Adviser's Act of 1940, both as amended, and that I have read and understand the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject, including the disclosure of all personal Securities required to be reported for an "Access Person" under the Code.


--------------------------------            ------------------------------------
Signature                                   Position


--------------------------------            ------------------------------------
Print Name                                  Date

                                                        CONFIDENTIAL INFORMATION

                             CODE OF ETHICS (FORM B)

                                  AS ADOPTED BY

                         AQUARIUS FUND DISTRIBUTORS, LLC
                                ADVISORONE FUNDS
                            CLS INVESTMENT FIRM, LLC

          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISER'S ACT OF 1940

Specify Report Type*:  / /  Initial Holdings Report  / /  Annual Holdings Report

(*The Initial Holdings Report must be submitted no later than 10 days after becoming an Access Person and information must be current not more than 45 days prior to the date the person becomes an Access Person. The Annual Holdings Report must be current as of a date not more than 45 days prior to the date this report is submitted)

     I hereby certify that the following is a complete listing of all Reportable Securities* Beneficially Owned (as defined in Section III(L) of the Code) by me as of the date hereof.

     *Note: The term "Reportable Securities" is defined in Section III(N) of the Code and includes all stocks, bonds, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all Reportable Securities will be considered a violation of the Code.

                                                                 NAME OF BROKER,
     TITLE/ TYPE OF             NUMBER           PRINCIPAL       DEALER OR BANK        YEAR
SECURITY/ TICKER OR CUSIP      OF SHARES          AMOUNT          (CUSTODIAN)        ACQUIRED
-------------------------      ---------         ---------       ---------------     ---------




(Use Schedule A (attached) if additional space is necessary)

I hereby certify that the following is a complete list of brokers, dealers or banks not included in the list above, with whom I maintain an account holding any type of Security (as defined in Section III(M) of the Code).

                         NAME OF BROKER, DEALER OR BANK




--------------------------------                --------------------------------
Signature                                       Position


--------------------------------                --------------------------------
Print Name                                      Date

                                   Schedule A

                                                                 NAME OF BROKER,
     TITLE/ TYPE OF             NUMBER           PRINCIPAL       DEALER OR BANK        YEAR
SECURITY/ TICKER OR CUSIP      OF SHARES          AMOUNT          (CUSTODIAN)        ACQUIRED
-------------------------      ---------         ---------       ---------------     ---------



                         NAME OF BROKER, DEALER OR BANK

                             CODE OF ETHICS (FORM C)

                                  AS ADOPTED BY

                         AQUARIUS FUND DISTRIBUTORS, LLC
                                ADVISORONE FUNDS
                            CLS INVESTMENT FIRM, LLC

          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISER'S ACT OF 1940

                          QUARTERLY TRANSACTION REPORT
  (MUST BE SUBMITTED NO LATER THAN 30 DAYS AFTER THE END OF A CALENDAR QUARTER)

Calendar quarter ended:   March 31, ________             June 30, ________
(Circle & Complete One)   September 30, ________     December 31, ________

This report is submitted by ______________________________________ (print name).

     I certify that the transactions listed below are the only transactions effected in Reportable Securities of which I had Beneficial Ownership (as defined in Sections III(L and N) of the Code) during the calendar quarter noted above. I also certify that I have listed below any broker, dealer or bank with whom I established an account during the calendar quarter holding any type of Security (as defined in Section III(M) of the Code).

                                  TITLE/NAME OF                                                    INTEREST         TRANSACTING
  DATE OF       *TYPE OF       SECURITY/TICKER OR   NUMBER          PRINCIPAL                    RATE/MATURITY    BROKER, DEALER
TRANSACTION    TRANSACTION            CUSIP        OF SHARES         AMOUNT           PRICE          DATE            OR BANK
-----------    -----------     ------------------  ---------        ---------         -----      -------------    --------------




*P = Purchase, S = Sale, E = Exercise of Option (Use additional sheets if necessary)

    NAME OF BROKER, DEALER OR BANK WHERE ACCOUNT WAS ESTABLISHED     DATE ACCOUNT WAS ESTABLISHED
-----------------------------------------------------------------   ------------------------------



/ / If you have no transactions to report for the calendar quarter identified above check this box.

/ / If duplicate confirmations of all your transactions for the calendar quarter identified above have been sent to the compliance department check this box.


--------------------------------                --------------------------------
Signature                                       Date

                                   SCHEDULE A

                                  TITLE/NAME OF                                                      INTEREST       TRANSACTING
  DATE OF       *TYPE OF       SECURITY/TICKER OR   NUMBER          PRINCIPAL                     RATE/MATURITY   BROKER, DEALER
TRANSACTION    TRANSACTION            CUSIP        OF SHARES         AMOUNT           PRICE           DATE            OR BANK
-----------    -----------     ------------------  ---------        ---------         -----       -------------   ---------------



    NAME OF BROKER, DEALER OR BANK WHERE ACCOUNT WAS ESTABLISHED     DATE ACCOUNT WAS ESTABLISHED
-----------------------------------------------------------------   ------------------------------



                             CODE OF ETHICS (FORM D)

                                  AS ADOPTED BY

                         AQUARIUS FUND DISTRIBUTORS, LLC
                                ADVISORONE FUNDS
                            CLS INVESTMENT FIRM, LLC

          PURSUANT TO RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940
             AND RULE 204A-1 OF THE INVESTMENT ADVISER'S ACT OF 1940

                 CONFIDENTIAL LIST OF OTHER REGULATED ACTIVITIES

     I hereby certify that the following is a list of transactions engaged in or proposed to be engaged in by me, as referred to in Section IV of the Code:

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Signature                                      Position


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Print Name                                     Date